UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

Achillion Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, the Board of Directors of Achillion Pharmaceuticals, Inc. (the “Company”) appointed Keri Lantz, on an interim basis, to the positions of principal financial officer and principal accounting officer, effective as of January 1, 2019. This appointment is being made in connection with the departure of Mary Kay Fenton, the Company’s current Chief Financial Officer, whose resignation was previously announced and is effective as of December 28, 2018.

Ms. Lantz, age 44, has served as the Company’s Corporate Controller and Vice President of Finance since January 2017. From January 2014 to December 2016, Ms. Lantz served as the Company’s Corporate Controller and Executive Director, Financial Reporting and from January 2011 to December 2013 as the Company’s Corporate Controller and Senior Director, Financial Reporting. Prior to joining the Company in January 2007, Ms. Lantz, a certified public accountant, held positions at CUNO, Inc., a manufacturing and technology company which was acquired by 3M Company in 2005, and the accounting firm, Blum Shapiro. Ms. Lantz holds a Bachelor of Science in accounting from Central Connecticut State University.

Ms. Lantz does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 18, 2018	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer